EXHIBIT 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-276072 on Form S-3 of our report dated February 27, 2026, relating to the financial statements of Eastern Energy Gas Holdings, LLC appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Richmond, Virginia
February 27, 2026